As filed with the Securities and Exchange Commission on July 28, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
_______________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	33-0368882 (I.R.S. Employer Identification No.)

52 Discovery Irvine, California, 92618 (949) 297-7000 (Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
_______________________________________________
Masimo Corporation 2017 Equity Incentive Plan, as amended
(Full title of the plan)
Joe Kiani
Chief Executive Officer
52 Discovery
Irvine, California 92618
(Name and address of agent for service)

(949) 297-7000
(Telephone number, including area code, of agent for service)
_______________________________________________
Copy to:

Jeffrey T. Hartlin, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, California 94304 (650) 320-1804
_______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for future issuance pursuant to the 2017 Equity Incentive Plan, as amended	2,500,000(2)	$241.53(3)	$603,825,000(3)	$78,376.49
___________________________

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”), of Masimo Corporation (the “Registrant”) that become issuable under the Masimo Corporation 2017 Equity Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)
Represents 2,500,000 shares of Common Stock that were added to the shares reserved for issuance under the Plan pursuant to an amendment to the Plan that was approved by the Registrant’s stockholders at the Registrant’s 2020 Annual Meeting of Stockholders on May 29, 2020.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $241.53 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Global Select Market on July 23, 2020, a date within five business days prior to the filing of this Registration Statement.

REGISTRATION OF ADDITIONAL SECURITIES
EXPLANATORY NOTE
The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 2,500,000 additional shares of Common Stock issuable pursuant to the Plan. The Registrant’s stockholders have previously approved the Plan, including the shares of Common Stock available for issuance pursuant thereto and, on May 29, 2020, approved an amendment to the Plan to, among other things, increase the number of shares of Common Stock available for issuance pursuant the Plan by 2,500,000 shares.
Pursuant to the Registration Statement on Form S-8 (File No. 333-219207) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on July 10, 2017 (the “Prior Registration Statement”), the Registrant previously registered an aggregate of 5,000,000 shares of Common Stock under the Plan.
In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the SEC on February 19, 2020;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2020 filed with the SEC on April 28, 2020;
(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2020 filed with the SEC on July 28, 2020;
(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2020;
(e)	The Registrant’s Current Report on Form 8-K filed with the SEC on March 19, 2020;
(f)	The Registrant’s Current Report on Form 8-K filed with the SEC on May 29, 2020; and
(g)
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on August 3, 2007 (File No. 001-33642), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.
You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:
Masimo Corporation
Attn: Corporate Secretary
52 Discovery
Irvine, California 92618
(949) 297-7000

ITEM 8. EXHIBITS.

Exhibit Number	Description of Document
4.1(1)	Form of Common Stock Certificate (Exhibit 4.1).
4.2(1)	Amended and Restated Certificate of Incorporation (Exhibit 3.2).
4.3(2)	Second Amended and Restated Bylaws adopted on October 24, 2019 (Exhibit 3.1).
4.4(3)	Masimo Corporation 2017 Equity Incentive Plan, as amended (Exhibit 10.1)
5.1*	Opinion of Paul Hastings LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Paul Hastings LLP. Reference is made to Exhibit 5.1.
24.1*	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

(1)
Incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-1 (No. 333-142171), originally filed on April 17, 2007. The number given in parentheses indicates the corresponding exhibit number in such Form S-1, as amended.

(2)
Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed on October 30, 2019. The number given in parentheses indicates the corresponding exhibit number in such Form 8-K.

(3)
Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2020 filed with the SEC on July 28, 2020. The number given in parentheses indicates the corresponding exhibit number in such Form 10-Q.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 28, 2020.

MASIMO CORPORATION
By:	/s/ JOE KIANI
Joe Kiani
Chairman of the Board & Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe Kiani and Micah Young and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE(S)	DATE

/s/ JOE KIANI	Chairman of the Board & Chief Executive Officer	July 28, 2020
Joe Kiani	(Principal Executive Officer)

/s/ MICAH YOUNG	Executive Vice President, Chief Financial Officer	July 28, 2020
Micah Young	(Principal Financial Officer and Principal Accounting Officer)

/s/ H MICHAEL COHEN	Director	July 28, 2020
H Michael Cohen

/s/ THOMAS HARKIN	Director	July 28, 2020
Thomas Harkin

/s/ ADAM MIKKELSON	Director	July 28, 2020
Adam Mikkelson

/s/ CRAIG REYNOLDS	Director	July 28, 2020
Craig Reynolds

/s/ JULIE A. SHIMER, PH.D.	Director	July 28, 2020
Julie A. Shimer, Ph.D.